Exhibit 5.1

Troutman Pepper Hamilton Sanders LLP 1001 Haxall Point, 15th Floor Richmond, VA 23219 troutman.com

April 1, 2025

Atlantic Union Bankshares Corporation
4300 Cox Road
Glen Allen, Virginia 23060

Ladies and Gentlemen:

We have acted as counsel to Atlantic Union Bankshares Corporation, a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-8 (as the same may be amended and supplemented, the “Registration Statement”) filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 1,163,672 shares (the “Shares”) of the Company’s common stock, par value $1.33 per share (“Common Stock”), to be issued pursuant to outstanding and unvested awards of time- and performance-vesting restricted stock units granted under the Sandy Spring Bancorp, Inc. 2024 Equity Plan and Sandy Spring Bancorp, Inc. 2015 Omnibus Incentive Plan (the “Sandy Spring Plans”), which awards were assumed by the Company in connection with completion of the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 21, 2024, by and among the Company and Sandy Spring Bancorp, Inc. a Maryland corporation. This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.            The Registration Statement and exhibits thereto;

2.            The prospectuses related to the Registration Statement;

3.            The Amended and Restated Articles of Incorporation of the Company, as amended and supplemented through the date hereof (the “Articles of Incorporation”), certified as of a recent date by the State Corporation Commission of the Commonwealth of Virginia (the “VSCC”);

4.            The Amended and Restated Bylaws of the Company, as amended through the date hereof;

5.            Resolutions adopted by the Board of Directors of the Company and/or a duly authorized committee thereof, relating to the assumption of the Sandy Spring Plans and the issuance of the Shares under the Sandy Spring Plans and certain related matters (the “Resolutions”), certified by an officer of the Company as being complete, accurate and in effect;

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6.            The Sandy Spring Plans; and

7.            Such other documents, records, instruments, and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinions set forth below, we have assumed the following:

1.            Each individual executing any of the Documents is legally competent to do so.

2.            Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.            All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or conduct of the parties or otherwise.

4.            Upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock the Company is then authorized to issue under the Articles of Incorporation.

Based on the foregoing and in reliance thereon, and subject to the limitations, qualifications, assumptions, exceptions and other matters set forth herein, we are of the opinion that the issuance of the Shares has been duly authorized and, when and to the extent issued and delivered by the Company in accordance with the terms of the Articles, the Registration Statement and related prospectuses, the Sandy Spring Plans and the Resolutions, the Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the substantive laws of the Commonwealth of Virginia and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the Commonwealth of Virginia, or as to federal or state laws regarding fraudulent transfers. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

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No opinion is rendered as to matters not specifically referred to herein and under no circumstances are you to infer from anything stated or not stated herein any opinion with respect to which such reference is not made.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Troutman Pepper Locke LLP

TROUTMAN PEPPER LOCKE LLP